UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2008 (August 8, 2008)

CHINA NEW ENERGY GROUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-108690	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China

(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

Travel Hunt Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On August 8, 2008, China New Energy Group Company (the “Company”) entered into a Series A Convertible Preferred Stock Securities Purchase Agreement (the “SPA”) with China Hand Fund I. L.P. (“China Hand”). Other than in respect to this transaction, China Hand does not have a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

Pursuant to the SPA, the Company will issue and sell to China Hand, and China Hand will purchase from the Company, 1,857,373 shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) and warrants to purchase 13,001,608 shares of its Common Stock at an initial exercise price of $0.187 per share (subject to adjustments) for a period of five (5) years following the date of issuance for an aggregate purchase price of $9,000,000. The SPA also contemplates a possible additional closing (the “Subsequent Closing”) where other investors would invest up to an additional $5.4 million dollars on the same terms as provided for in the SPA.

Additionally, the Company agreed to make good provisions that will require the Company to issue to China Hand up to an aggregate of 1,114,442 (557,221 shares for each of 2008 and 2009) additional shares of its Preferred Stock if it does not achieve the targeted after-tax net income and earnings per share targets for 2008 and 2009. The 2008 after tax net income target (the “2008 ATNI Target”) is $4.3 million, and the 2008 earnings per share target (the “2008 EPS Target”) is 0.0261 on a fully-diluted basis. The 2009 after tax net income target (the “2009 ATNI Target”) is $6.0 million and the 2009 earnings per share target is $0.0294 on a fully diluted basis; provided that if the Subsequent Closing does not occur within 30 days of the filing of the Company’s 2008 annual report on Form 10-K, then the 2009 ATNI Target is reduced to $4.5 million and the 2008 EPS Target is reduced to $0.0273.

The SPA contains various covenants, including a covenant that gives China Hand a right of first offer to acquire any new shares of Preferred Stock that the Company issues until 30 days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

The closing of the transactions contemplated by the SPA is subject to the satisfaction or waiver of several customary closing conditions

The foregoing description of the terms of the Securities Purchase Agreement, is qualified by reference to its provisions, attached to this report as Exhibit 10.1.

Closing Escrow Agreement

On August 8, 2008, the Company also entered into a Closing Escrow Agreement by and among the Company, China Hand and Escrow LLC (the “Escrow Agent”), pursuant to which China Hand agreed to deposit all funds due to the Company under the SPA in escrow until such time as all closing conditions of the SPA have been satisfied and the Escrow Agent shall have received notice, executed by both the Company and China Hand, instructing the Escrow Agent to release such funds to the Company. The Closing Escrow Agreement terminates upon the release of all funds from escrow as described above, or upon the 90th day following the date of the Closing Escrow Agreement is no such instructions to disburse funds is received by the Escrow Agent, on which date all such funds will be returned to China Hand.

The foregoing description of the terms of the Securities Purchase Agreement, is qualified by reference to its provisions, attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Series A Convertible Preferred Stock Securities Purchase Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated August 8, 2008.

10.2	Closing Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated August 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NEW ENERGY GROUP COMPANY

By:	/s/ Jiaji Shang
Jiaji Shang
Chief Executive Officer

Dated: August 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series A Convertible Preferred Stock Securities Purchase Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated August 8, 2008.

10.2	Closing Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated August 8, 2008.